Exhibit 99.1
Contacts:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons The Leather Experts Announces
Amended Credit Agreement
     MINNEAPOLIS – (BUSINESS WIRE) – January 3, 2007 – Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced that it has amended its revolving credit facility, which provides for total borrowing of up to $135.0 million. The facility, which is provided by GE – Corporate Lending and Wells Fargo Retail Finance, LLC, is effective until June 2010. The amended agreement removes capital expenditure limits and financial covenants and changes the formula for advances to provide more flexibility in borrowing.
     Commenting on the amended agreement, Michael Searles, Chief Executive Officer said, “Our amended agreement provides flexibility for our anticipated working capital requirements. As a seasonal business, our relationship with our commercial banking group is very important to us. We are pleased with our amended agreement and the flexibility that it provides us.”
About Wilsons Leather
Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of November 25, 2006, Wilsons Leather operated 427 stores located in 45 states, including 297 mall stores, 116 outlet stores and 14 airport stores.
About GE Corporate Lending
With $15 billion in assets, GE Commercial Finance — Corporate Lending is one of North America’s largest providers of asset-based, cash flow, structured finance and other complimentary solutions for mid-size and large companies. From over 30 offices throughout the U.S. and Canada, Corporate Lending specializes in serving the unique needs of borrowers seeking $10 million to $1 billion and more for working capital, growth, acquisitions, project finance and turnarounds. Visit gelending.com for more information.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix and future sales results. Factors that could cause actual results to differ include: risks associated with our strategic initiatives, including development of our new store concept and wholesale business; continued declines in comparable store sales; changes in customer shopping patterns; competition in our markets; uncertainty in general economic conditions, including rising energy prices; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our equity financing; risks associated with our debt service; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; failure of results of operations to meet expectations of research analysts; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution center. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com